                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000, except for Note 18, which is as of February 14, 2000, relating to the financial statements, which appears on page 24 of Corning Incorporated's Annual Report on Form 10-K/A for the year ended
         December 31, 1999. We also consent to the application of such report to the financial statement schedule appearing on page 54 of the Form 10-K/A when such schedule is read in conjunction with the financial statements referred to in our report.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                             ----------------------------
                                              PRICEWATERHOUSECOOPERS LLP


         New York, New York
         July 11, 2000